SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 13, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Security Capital Corporation (the “Company”) announced on April 19, 2005 that, on April 13, 2005, it learned that the previously announced scheduling conference was held with respect to the complaint, dated March 29, 2005, styled Montauk Partners L.P., Wilmington Interstate Corporation, Virginia Retirement System, Landmark Secondary Partners IX, L.P., Illinois State Universities Retirement System, State of Montana Board of Investments, and Erste Bank v. Brian D. Fitzgerald, Capital Partners, Inc., FGS, Inc., CP Acquisition, L.P. No. 1, and Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., which was filed in the Court of Chancery of the State of Delaware.  The complaint names Brian D. Fitzgerald, Capital Partners, Inc., FGS, Inc. and CP Acquisition, L.P. No. 1, as defendants, and Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., as nominal defendants (collectively, the “Partnerships”), and was filed by certain limited partners of the Partnerships.

It is the Company’s understanding that the scheduling conference was held to consider the plaintiffs’ motion, dated March 29, 2005, also previously announced, seeking to expedite proceedings and schedule a trial on the matter for June 2005.  It is also the Company’s understanding that, at the scheduling conference, the Court denied the plaintiffs’ motion and stated that the plaintiffs had not shown a need for a trial in that time frame.  Instead, the Court directed the parties to attempt to work out a pre-trial schedule that would result in the matter being tried around year-end 2005.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of Security Capital Corporation, dated April 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated April 19, 2005.